QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

Certification of
Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Paul Goddard, Ph.D., Chief Executive Officer of ARYx Therapeutics, Inc. (the "Company"), and John Varian, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

        1.     The Company's Annual Report on Form 10-K for the period ended December 31, 2009, to which this Certification is attached as Exhibit 32.1 (the "Annual Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

        2.     The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        In Witness Whereof, the undersigned have set their hands hereto as of the 30th day of March, 2010.

/s/ PAUL GODDARD Paul Goddard Chief Executive Officer	/s/ JOHN VARIAN John Varian Chief Financial Officer

        This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of ARYx Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.

QuickLinks

  Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002